Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

I, Kenneth Rakestraw, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Alternate Energy Solutions, Inc. for the quarter March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q Report fairly presents in all material respects the financial condition and results of operations of Alternate Energy Solutions, Inc.

Date: May 18, 2012	By:	/s/ Kenneth Rakestraw
	Name:	Kenneth Rakestraw
	Title:	Principal Executive and Principal Financial Officer

* The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.